UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 18, 2019

ACTUANT CORPORATION
(Exact name of Registrant, as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

N86 W12500 WESTBROOK CROSSING
MENOMONEE FALLS, WISCONSIN 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (262) 293-1500

Former name or address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.20 per share	ATU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 7.01    Regulation FD Disclosure.
Actuant Corporation (the “Company”) is furnishing this Current Report on Form 8-K to correct an inadvertent error in the Company’s press release issued on July 9, 2019 (the “July 9 Press Release”) and furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated July 9, 2019 and to present a reconciliation table inadvertently omitted from the July 9 Press Release.
The July 9 Press Release included the Company’s updated guidance for fiscal year 2019 to reflect its continuing operations, indicating that Adjusted EPS from continuing operations for the fiscal year was expected to be between $0.71 and $0.75. Such range, as correctly stated in the Company’s website presentation dated July 9, 2019, should have instead read “$0.69 to $0.73.” Accordingly, the Company’s updated guidance for Adjusted EPS from continuing operations for fiscal year 2019 is between $0.69 and $0.73. The Company maintains its guidance on all other items as presented in the July 9 Press Release.
The following reconciliation table was inadvertently omitted from the July 9 Press Release.

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
(Dollars in millions, except for per share amounts)

	Q4 FISCAL 2019		FISCAL 2019
	LOW	HIGH	LOW	HIGH
RECONCILIATION OF CONTINUING OPERATIONS GAAP DILUTED EARNINGS
PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE GUIDANCE
GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.07	$0.13	$0.22	$0.28
IMPAIRMENT & OTHER DIVESTITURE CHARGES, NET OF TAX EFFECT	TBD	TBD	0.27	0.27
RESTRUCTURING CHARGES, NET OF TAX EFFECT	0.09	0.07	0.08	0.06
ACCELERATED DEBT ISSUANCES & MODIFICATION COSTS, NET OF TAX EFFECT	—	—	0.01	0.01
DEPRECIATION & AMORTIZATION TRUE UP, NET OF TAX EFFECT	—	—	0.02	0.02
OTHER INCOME TAX (BENEFIT) EXPENSE	TBD	TBD	0.09	0.09
ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS GUIDANCE	$0.16	$0.20	$0.69	$0.73

RECONCILIATION OF GAAP CASH FLOW FROM OPERATIONS TO FREE CASH FLOW
CASH FLOW FROM OPERATIONS			$87	$100
CAPITAL EXPENDITURES			(25)	(30)
OTHER			—	—
FREE CASH FLOW GUIDANCE			$62	$70

FOOTNOTES
NOTE:
Management does not provide guidance on GAAP financial measures as we are unable to predict and estimate with certainty items such as potential impairments, refinancing costs, business divestiture gains/losses, discrete tax adjustments, or other items impacting GAAP financial metrics. As a result, we have included above only those items about which we are aware and are reasonably likely to occur during the guidance period covered.

Adjusted EPS from continuing operations and free cash flow are not financial measures prepared in conformity with GAAP. Management believes these non-GAAP measures are commonly used financial measures for investors to evaluate the Company’s anticipated operating performance and provide investors with metrics they can use to evaluate aspects of the Company’s performance from period to period. In addition, these are some of the factors management uses in internal evaluations of the overall performance of the Company’s business. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly-titled measures used by other companies.
The statements of guidance presented in this Current Report on Form 8-K, including those in the table above, are forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Among other risks and factors, the Company’s results are subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company’s new product introductions, uncertainties with respect to the timing and terms of any disposition (including the timing of the proposed disposition of the EC&S segment (other than the Cortland US business), the successful integration of acquisitions, restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, tax reform, foreign currency fluctuations and interest rate risk. See the Company’s Form 10-K for the fiscal year ended August 31, 2018 filed with the Securities and Exchange Commission for further information regarding risk factors. The Company disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.
The information furnished in this Item 7.01 is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTUANT CORPORATION
Date: July 18, 2019
/s/ Fabrizio Rasetti
Fabrizio Rasetti Executive Vice President, General Counsel and Secretary